EXHIBIT 11

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                                EXHIBIT 11

                       BIOGEN, INC. and SUBSIDIARIES

                     Computation of Earnings Per Share
                                (unaudited)
                 (in thousands, except per share amounts)


                                       Three Months          Nine Months
                                      Ended Sep. 30,        Ended Sep 30,
                                      1994      1993       1994      1993

Primary earnings per share

Weighted average number of
 shares outstanding . . . . . . .    33,021    31,983    32,660    31,893

Shares deemed outstanding from
 the assumed exercise of stock
 options and warrants . . . . . .      - -     2,354        - -     2,655
                                   --------  --------  --------  --------
Total . . . . . . . . . . . . . .    33,021    34,337    32,660    34,548
                                   ========  ========  ========  ========

Net income (loss) . . . . . . . .  $(26,421) $ 11,275  $(14,581) $ 28,179
                                   ========  ========  ========  ========
Primary earnings (loss) per
 share of common stock. . . . . .  $  (0.80) $   0.33  $  (0.45) $   0.82
                                   ========  ========  ========  ========

Fully diluted earnings per share (a)

Weighted average number of
 shares outstanding . . . . . . .    33,021    31,983    32,660    31,893

Shares deemed outstanding from
 the assumed exercise of stock
 options and warrants . . . . . .       - -     3,090      - -      3,090
                                   --------  --------  --------  --------
Total . . . . . . . . . . . . . .    33,021    35,073    32,660    34,983
                                   ========  ========  ========  ========

Net income (loss) . . . . . . . .  $(26,421) $ 11,275  $(14,581) $ 28,179
                                   ========  ========  ========  ========
Fully diluted earnings (loss)
 per share of common stock. . . .  $  (0.80) $   0.32  $  (0.45) $   0.81
                                   ========  ========  ========  ========


(a) This calculation is submitted in accordance with Regulation S-K item 601 (b) (11) although not required by Footnote 2 to Paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.